Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED FIRST QUARTER 2024 RESULTS,

APRIL 2024 MONTHLY DIVIDEND AND

MARCH 31, 2024 RMBS PORTFOLIO CHARACTERISTICS

●	April 2024 Monthly Dividend of $0.12 Per Share of Common Stock
●	Estimated Book Value Per Share as of March 31, 2024 of $9.12
●	Estimated GAAP net income of $0.38 per share for the quarter ended March 31, 2024, including an estimated $0.50 per share of net realized and unrealized gains on RMBS and derivative instruments.
●	Estimated 4.2% total return on equity for the quarter
●	Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
●	RMBS Portfolio Characteristics as of March 31, 2024
●	Next Dividend Announcement Expected May 8, 2024

Vero Beach, Fla., April 10, 2024 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company declared a monthly cash dividend for the month of April 2024. The dividend of $0.12 per share will be paid May 30, 2024 to holders of record of the Company’s common stock on April 30, 2024, with an ex-dividend date of April 29, 2024. The Company plans on announcing its next common stock dividend on May 8, 2024.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of April 10, 2024, the Company had 52,973,989 shares of common stock outstanding. As of March 31, 2024, the Company had 52,826,169 shares of common stock outstanding. As of December 31, 2023, the Company had 51,636,074 shares of common stock outstanding.

Estimated March 31, 2024 Book Value Per Share

The Company’s estimated book value per share as of March 31, 2024 was $9.12.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At March 31, 2024, the Company's preliminary estimated total stockholders' equity was approximately $481.6 million with 52,826,169 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net income per share of $0.38, which includes $0.50 per share of net realized and unrealized gains on RMBS and derivative instruments for the quarter ended March 31, 2024.  These amounts compare to total dividends declared during the quarter of $0.36 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended March 31, 2024 was 4.2%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.38 per share, comprised of dividends per share of $0.36 and an increase in book value per share of $0.02 from December 31, 2023.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of March 31, 2024 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company's financial statements and associated footnotes as of and for the quarter ended March 31, 2024, are subject to review by the Company's independent registered public accounting firm:

●	RMBS Valuation Characteristics
●	RMBS Assets by Agency
●	Investment Company Act of 1940 (Whole Pool) Test Results
●	Repurchase Agreement Exposure by Counterparty
●	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

RMBS Valuation Characteristics
($ in thousands)
										Realized
									Realized	Jan-24 -
									Mar-24	Mar-24
					Net			Weighted	CPR	CPR
					Weighted			Average	(1-Month)	(3-Month)	Modeled Interest
	Current	Fair	% of	Current	Average			Maturity	(Reported	(Reported	Rate Sensitivity (1)
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Apr)	in Apr)	(-50 BPS)	(+50 BPS)
Fixed Rate RMBS
30yr 3.0	$1,370,656	$1,197,253	30.85%	87.35	3.00%	3.46%	36	318	4.9%	5.3%	$37,486	$(37,854)
30yr 3.5	190,371	174,067	4.49%	91.44	3.50%	4.04%	49	300	5.1%	5.7%	4,893	(4,937)
30yr 4.0	557,000	518,393	13.36%	93.07	4.00%	4.78%	26	331	10.5%	4.8%	13,316	(14,203)
30yr 4.5	332,189	318,003	8.19%	95.73	4.50%	5.45%	21	337	7.1%	8.9%	6,505	(7,154)
30yr 5.0	543,831	532,646	13.72%	97.94	5.00%	5.93%	19	338	6.0%	5.2%	10,158	(11,510)
30yr 5.5	268,684	269,800	6.95%	100.42	5.50%	6.43%	12	346	0.6%	2.9%	4,375	(5,199)
30yr 6.0	436,455	443,168	11.42%	101.54	6.00%	7.00%	10	346	2.7%	5.2%	5,215	(6,510)
30yr 6.5	325,991	334,343	8.61%	102.56	6.50%	7.39%	8	349	13.8%	11.5%	2,835	(3,738)
30yr 7.0	73,934	76,832	1.98%	103.92	7.00%	7.94%	6	350	22.7%	10.9%	483	(625)
30yr Total	4,099,111	3,864,505	99.57%	94.28	4.38%	5.12%	25	331	6.5%	6.0%	85,266	(91,730)
Total Pass Through RMBS	4,099,111	3,864,505	99.57%	94.28	4.38%	5.12%	25	331	6.5%	6.0%	85,266	(91,730)
Structured RMBS
IO 20yr 4.0	8,320	822	0.02%	9.88	4.00%	4.57%	147	86	6.4%	8.1%	5	(4)
IO 30yr 3.0	2,798	378	0.01%	13.50	3.00%	3.63%	110	241	2.2%	18.1%	1	(1)
IO 30yr 4.0	78,587	14,069	0.36%	17.90	4.00%	4.60%	115	236	5.4%	6.2%	(187)	144
IO 30yr 4.5	3,385	665	0.02%	19.65	4.50%	4.99%	165	181	6.5%	5.3%	(3)	1
IO 30yr 5.0	1,851	392	0.01%	21.17	5.00%	5.36%	165	183	1.1%	1.8%	(5)	3
IO Total	94,941	16,326	0.42%	17.20	4.01%	4.60%	120	220	5.3%	6.6%	(190)	142
IIO 30yr 4.0	25,768	247	0.01%	0.96	0.00%	4.40%	78	270	1.6%	3.4%	87	(70)
Total Structured RMBS	120,709	16,573	0.43%	13.73	3.15%	4.55%	111	231	4.5%	5.9%	(103)	72

Total Mortgage Assets	$4,219,820	$3,881,078	100.00%		4.34%	5.10%	27	328	6.5%	6.0%	$85,163	$(91,658)

	Average	Hedge	Modeled Interest
	Notional	Period	Rate Sensitivity (1)
Hedge	Balance	End	(-50 BPS)	(+50 BPS)
3-Month SOFR Futures	$(100,000)	Mar-26	$(750)	$750
5-Year Treasury Future(2)	(421,500)	Jun-24	(8,556)	8,423
10-Year Treasury Future(3)	(320,000)	Jun-24	(10,360)	10,006
Swaps	(2,531,800)	Dec-29	(62,066)	59,907
TBA	(370,700)	Apr-24	(10,045)	10,490
Swaptions	(809,400)	May-24	(169)	508
Hedge Total	$(4,553,400)		$(91,946)	$90,084
Rate Shock Grand Total			$(6,783)	$(1,574)

(1)

Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant SOFR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five-year Treasury futures contracts were valued at prices of $107.02 at March 31, 2024. The market value of the short position was $451.1 million.
(3)	Ten-year Treasury futures contracts were valued at prices of $110.80 at March 31, 2024. The market value of the short position was $354.6 million.

RMBS Assets by Agency
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of March 31, 2024
Fannie Mae	$2,719,139	70.1%
Freddie Mac	1,161,939	29.9%
Total Mortgage Assets	$3,881,078	100.0%

Investment Company Act of 1940 Whole Pool Test
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of March 31, 2024
Non-Whole Pool Assets	$137,811	3.6%
Whole Pool Assets	3,743,267	96.4%
Total Mortgage Assets	$3,881,078	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of March 31, 2024	Borrowings	Debt	Rate	in Days	Maturity
RBC Capital Markets, LLC	$290,315	7.8%	5.46%	11	4/11/2024
ASL Capital Markets Inc.	265,535	7.2%	5.43%	33	7/15/2024
Mitsubishi UFJ Securities (USA), Inc	255,330	6.9%	5.47%	12	4/26/2024
J.P. Morgan Securities LLC	252,936	6.8%	5.46%	22	4/22/2024
Citigroup Global Markets Inc	243,960	6.6%	5.46%	24	4/24/2024
Cantor Fitzgerald & Co	224,172	6.0%	5.46%	11	4/11/2024
ABN AMRO Bank N.V.	223,932	6.0%	5.46%	25	5/31/2024
Wells Fargo Bank, N.A.	204,977	5.5%	5.45%	19	4/19/2024
Mirae Asset Securities (USA) Inc.	193,164	5.2%	5.46%	26	6/18/2024
Merrill Lynch, Pierce, Fenner & Smith	191,904	5.2%	5.47%	15	4/26/2024
Daiwa Securities America Inc.	175,179	4.7%	5.47%	24	4/24/2024
Bank of Montreal	164,564	4.4%	5.46%	11	4/11/2024
StoneX Financial Inc.	163,354	4.4%	5.46%	16	4/16/2024
Marex Capital Markets Inc.	156,953	4.2%	5.46%	20	4/26/2024
Goldman, Sachs & Co	154,197	4.2%	5.46%	18	4/18/2024
Banco Santander SA	150,450	4.1%	5.47%	19	4/22/2024
ING Financial Markets LLC	124,790	3.4%	5.47%	22	4/22/2024
DV Securities, LLC Repo	112,001	3.0%	5.46%	40	5/14/2024
South Street Securities, LLC	101,890	2.7%	5.46%	54	5/28/2024
Clear Street LLC	44,558	1.2%	5.45%	37	5/13/2024
Lucid Cash Fund USG LLC	17,337	0.5%	5.46%	18	4/18/2024
Total Borrowings	$3,711,498	100.0%	5.46%	21	7/15/2024

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400